UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2022

UONLIVE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-26119	87-0629754
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

1113, Tower 2, Lippo Centre

89 Queensway, Admiralty, Hong Kong, 000-000

(Address of principal executive offices)

+852 3703 6155

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 8, 2022, Uonlive Corporation (the “Company”) filed Articles of Amendment (the “Articles of Amendment”) to its Articles of Incorporation, as amended, with the Secretary of Nevada to change the Company’s corporate name to Kuber Resources Corporation (the “Name Change”). In connection with the Name Change, the Company’s has changed its ticker symbol from “UOLI” to the new ticker symbol “KUBR” (the “Symbol Change”). There is no change in the CUSIP number of the Company’s common stock in connection with the Name Change and Symbol Change. As previously reported, the majority of issued and outstanding shares approved the Name Change and Symbol Change on September 15, 2022 by written consent.

The Financial Industry Regulatory Authority (“FINRA”) announced the effectiveness of the Name Change and Symbol Change on December 9, 2022, which will become effective in the market and for trading under the new name and ticker symbol on Monday, December 12, 2022.

The Name Change and Symbol Change do not affect the rights of the Company’s security holders. The Company’s common stock will continue to be quoted on OTC Markets. Following the Name Change, the stock certificates, which reflect the former name of the Company, will continue to be valid and need not be exchanged. Any certificates reflecting the Name Change will be issued in due course as old stock certificates are tendered for exchange or transfer to the Company’s transfer agent.

A copy of the Articles of Amendment is attached as Exhibit 3.1 hereto and incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

3.1	Articles of Amendment to Articles of Incorporation, dated December 8, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UONLIVE CORPORATION

Dated: December 9, 2022	By:	/s/ Raymond Fu
Chief Executive Officer